                                                             Exhibit 99(d)(4)



                                                          THIRD AMENDMENT TO THE
                                                  AGREEMENT AND PLAN OF MERGER
                                                  (this "AMENDMENT"), dated as
                                                  of July 24, 2001, by and among
                                                  DATA RESEARCH ASSOCIATES,
                                                  INC., a Missouri corporation
                                                  (the "COMPANY"), SIRSI
                                                  HOLDINGS CORP., a Delaware
                                                  corporation ("PARENT") and
                                                  MCGUIRE ACQUISITION INC., a
                                                  Delaware corporation
                                                  ("PURCHASER").

                  WHEREAS, the Company, Parent and Purchaser (collectively, the "PARTIES") are parties to the Agreement and Plan of Merger, dated as of May 16, 2001, as amended as of June 27, 2001 and July 13, 2001 (the "AGREEMENT"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement;

                  WHEREAS, the aggregate value of the Shares to be acquired by the Purchaser pursuant to the Offer shall be less than $50,000,000 and as a result thereof, the Parties have determined that the Merger shall not meet the $50,000,000 size of transaction test that would otherwise require the parties to file notification of the Transactions pursuant to the HSR Act;

                  WHEREAS, the Financing Letter has been delivered to Parent and the Company is satisfied with the terms and conditions thereof as required by the definition of "Financing Letters" set forth in Section 1.1 of the Agreement (without giving effect to this Amendment);

                  WHEREAS, the Company has taken all required actions to ensure that outstanding Company Stock Options shall not be exercised by the holders thereof prior to the Effective Time;

                  WHEREAS, contemporaneously with and subject to the consummation of the Offer and acceptance by Purchaser for payment of Shares tendered pursuant to the Offer, the Company has agreed to lend to Purchaser an amount of up to $18.7 million less the amount of the Transaction Expenses;

                  WHEREAS, pursuant to Section 9.2 of the Agreement, the Agreement may not be amended except by the prior written agreement of each of the Parties; and

                  WHEREAS, the Parties have agreed to amend the Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1.  FINANCING LETTER AMENDMENTS.

         (a) Each party hereto expressly acknowledges that the terms and conditions of the Financing Letter are satisfactory to such party as required by the definition of "Financing Letters" set forth in Section 1.1 of the Agreement (without giving effect to this Amendment).

         (b) Article I of the Agreement is hereby amended by deleting the definition of "Financing Letters" in its entirety and replacing it by the following:

                  ""FINANCING LETTER" means the letter, dated July 24, 2001, delivered to Sirsi Corporation by BNP Paribas, a copy which is attached hereto as EXHIBIT E, pursuant to which BNP Paribas has expressed a commitment to provide debt financing to Sirsi Corporation that, together with loans and equity contributions to be provided to Parent by Parent's shareholders, is sufficient
(i) for Purchaser to consummate the Transactions, (ii) for the refinancing of the Indebtedness under the Sirsi Credit Agreement and (iii) to pay the Transaction Expenses."

         (c) The Agreement is hereby amended by deleting each reference to "Financing Letters" and replacing each such reference with "Financing Letter".

      SECTION 2. HSR AMENDMENTS. As of the date hereof, the Agreement is hereby amended as follows:

         (a) Section 6.3(a) of the Agreement shall be deleted in its entirety and shall be replaced be the following:

         "(a) Prior to the Closing, upon the terms and subject to the conditions set forth of this Agreement, Parent, Purchaser and the Company agree to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any Applicable Laws) to consummate the Offer and the Merger and make effective the Merger and the other Transactions as promptly as practicable, including (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Offer, the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any third party or Governmental Entity and (ii) the satisfaction of the other parties' conditions to Closing. The Company shall reasonably cooperate in Purchaser's efforts to obtain debt financing that is sufficient to consummate the Transactions. In addition, no party hereto shall take any action after the date of this Agreement to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing."

         (b) Section 6.3(c) of the Agreement shall be deleted in its entirety and shall be replaced by the following:

         "(c) [Intentionally Omitted]"

         (c) Section 7.4 of the Agreement shall be deleted in its entirety and shall be replaced by the following:

      "SECTION 7.4 GOVERNMENTAL APPROVAL.

         Any governmental or regulatory notices, approvals or other requirements necessary to consummate the Transactions and to operate the Business after the Effective Time in all material respects as it was operated prior thereto shall have been given, obtained or complied with, as applicable."

         (d) The first paragraph of Appendix A of the Agreement shall be deleted in its entirety and shall be replaced by the following:

         "Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) the Minimum Condition has not been satisfied, or (ii) at any time on or after the date of the Agreement and before the Expiration Date (as then extended), any of the following events shall occur or shall be determined by Purchaser to have occurred:"

         (e) Section (b) of Appendix A of the Agreement shall be deleted in its entirety and shall be replaced by the following:

         "(b) there shall be any Applicable Law or Order enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;"

      SECTION 3. COMPANY STOCK OPTIONS AND WARRANTS AMENDMENT. The Agreement is hereby amended by adding a new Section 4.33 which shall read as follows:

         "4.33 COMPANY STOCK OPTIONS AND WARRANTS.

         Except as set forth in SECTION 4.33 OF THE COMPANY DISCLOSURE SCHEDULE, the Company has obtained valid and binding agreements from each holder of Company Stock Options and Warrants that are exercisable at any time up to the Effective Time. Such agreements provide that the each such holder of Company Stock Options or Warrants, as the case may be, will not exercise any Company Stock Option or Warrant, as the case may be, held by it until the later of (a) the Effective Time and (b) the termination of this Agreement."

      SECTION 4. SUBORDINATED LOAN AMENDMENT. Article VI of the Agreement is hereby amended by adding a new Section 6.16 which shall read as follows:

      "SECTION 6.16 SUBORDINATED LOAN.

         Upon consummation of the Offer and acceptance by Purchaser for payment of Shares tendered pursuant to the Offer (without giving effect to any Subsequent Offering Period), the Company shall lend to Parent an amount of up to $18.7 million less the amount of the Transaction

Expenses subject to the terms and conditions set forth in the subordinated promissory note set forth in EXHIBIT F hereto."

      SECTION 5. NO OTHER AMENDMENTS. Except as expressly provided in this Amendment, each of the terms and provisions of the Agreement shall remain in full force and effect in accordance with their terms. The amendments set forth herein are limited precisely as written and shall not be deemed to be an amendment or waiver to any other term or condition of the Agreement or any of the documents referred to therein. Whenever the Agreement is referred to herein in any other agreements, documents and instruments, such reference shall be to the Agreement as amended hereby.

      SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE PARTIES. Each Party hereby represents and warrants: (i) the execution, delivery and performance of this Amendment is within its corporate power, has been duly authorized by all necessary action and is not in contravention of any of its organizational documents; (ii) this Amendment has been duly executed and delivered by such Party; and (iii) this Amendment constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

      SECTION 7. FURTHER ASSURANCES. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and documents and to take all such actions, in each case as may be necessary or proper to carry out the provisions and purposes of this Amendment.

      SECTION 8. NOTICES. All notices or other communications pursuant to this Amendment shall be in writing and shall be deemed to be sufficient if delivered to those individuals and in the manner specified in Section 9.4 of the Agreement.

      SECTION 9. COUNTERPARTS AND FACSIMILE EXECUTION; EFFECTIVENESS. This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by facsimile or otherwise) to the other party, it being understood that all parties need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Amendment by such party.

      SECTION 10. GOVERNING LAW; WAIVER OF JURY TRIAL. All questions concerning the construction, interpretation and validity of this Amendment shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

                                    * * * * *

                  IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first written above.

                                      DATA RESEARCH ASSOCIATES, INC.


                                      By     /s/ Katharine W. Kilper
                                            ------------------------------------
                                            Name:  Katharine W. Kilper
                                            Title: Vice President,
                                                   Chief Financial Officer


                                      MCGUIRE ACQUISITION INC.

                                      By     /s/ Pat Sommers
                                            ------------------------------------
                                            Name:  Pat Sommers
                                            Title: President,
                                                   Chief Executive Officer


                                      SIRSI HOLDINGS CORP.

                                      By     /s/ Pat Sommers
                                            ------------------------------------
                                            Name:  Pat Sommers
                                            Title: Vice President,
                                                   Chief Executive Officer

                                    EXHIBIT E

                                FINANCING LETTER

                  (incorporated by reference to exhibit (b),
                   Commitment Letter, to this Schedule TO)

                                    EXHIBIT F

                          SUBORDINATED PROMISSORY NOTE

                                   [FORM OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS NOTE IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH IN SECTION 2(D) HEREOF AND MAY NOT BE TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE TERMS THEREOF.



                              SIRSI HOLDINGS CORP.

                                [ ]% BRIDGE NOTE

$[    ].00                                                         [    ], 2001

            Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Agreement and Plan of Merger dated as of May 16, 2001 by and among Data Research Associates, Inc., a Missouri corporation (the "PAYEE"), McGuire Acquisition Inc., a Delaware corporation and Sirsi Holdings Corp., a Delaware corporation, (the "CORPORATION"), as amended on [ ], 2001, (the "MERGER AGREEMENT").

      SECTION 1. GENERAL.

            (a) The Corporation for value received, hereby promises to pay, subject to the further provisions hereof, to the order of the Payee, at 1276 North Warson Road, St. Louis, Missouri, 63132, or such place as is designated in writing by the Payee, the sum of __________ Dollars ($ _____) (the "Principal Amount") together with interest thereon as hereinafter provided on the earlier of (x) the Effective Time and (y) six months after the date hereof (such date hereinafter referred to as the "MATURITY DATE").

            (b) This Note shall accrue interest on the unpaid balance of the Principal Amount outstanding from time to time, from and after the date hereof until such Principal Amount is paid in full at the rate of [ ](1) per annum ("INTEREST"). Interest shall be payable on the Maturity Date. Interest shall be computed on the basis of a 360-day year and paid for the actual number of days outstanding.

            (c) The Principal Amount and all accrued interest thereon shall be payable in such coin or currency of the United States of America as the shall be legal tender thereof for the payment of public and private debts.

      SECTION 2. MISCELLANEOUS.

            (a) If any amount payable hereunder shall be due on a Saturday or Sunday or a day on which banks in New York, New York or Huntsville, Alabama are authorized or required to



-------------------
1 RATE TO BE FIXED AT THE INTEREST RATE PAYABLE UNDER THE CORPORATION'S BNP PARIBAS CREDITY FACILITY AT CLOSING.

close (any other day being a "BUSINESS DAY"), such payment may be made on the next succeeding Business Day.

            (b) All notices required to be given under this Note shall be given as provided for in Section 9.4 of the Merger Agreement.

            (c) The Corporation agrees to pay all collection expenses, court costs, and reasonable attorneys' fees and disbursements (whether or not litigation is commenced) which may be incurred in connection with the collection and enforcement of this Note.

            (d) This Note may not be changed or terminated orally. This Note may not be assigned or transferred by the Payee without the Corporation's prior written consent. This Note shall be governed by, and construed in accordance with the internal laws of the State of New York without reference to conflict of laws principles.

            (e) The Corporation hereby waives demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note.

      SECTION 3. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default hereunder:

            (a) Default in the payment of Interest or the Principal Amount which default continues for five (5) Business Days after the same shall become due and payable; and

            (b) (i) The Corporation or SIRSI Corporation, a Delaware corporation ("SIRSI DELAWARE") shall (A) commence a case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; (B) commence a case, proceeding or other action seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (C) make a general assignment for the benefit of its creditors; (ii) there should be commenced against the Corporation or SIRSI Delaware a proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (iii) there should be commenced against the Corporation or SIRSI Delaware any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged or stayed or bonded pending appeal within ninety (90) days from the entry thereof.

            Upon and after the occurrence of an Event of Default, but subject to the limitations contained in Section 4 hereof, the Payee may declare the outstanding Principal Amount immediately due and payable, and the Corporation shall immediately pay to the Payee all such amounts, with Interest accrued but unpaid thereon to the date of payment in full at the applicable rate provided hereof.

      SECTION 4. SUBORDINATION.

            (a) SUBORDINATION OF LIABILITIES. The Corporation, for itself, its successors and assigns, covenants and agrees, and the Payee by its acceptance hereof likewise covenants and agrees, that the payment of the principal of, interest on, and all other amounts owing in respect of this Note (the "SUBORDINATED INDEBTEDNESS") is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness. The provisions of this Section 4 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written hereof as such, and they and/or each of them may proceed to enforce such provisions.

            (b) CORPORATION NOT TO MAKE PAYMENTS WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES.

                  (i) Subject to the provision of clause (ii) of this Section 4(b), the Corporation shall make payment of the Principal Amount of and Interest on this Note at its Maturity provided that no [^] Default or Event of Default under (and as defined in) the Credit Agreement [^] has occurred and is continuing ("Senior Debt Default").

                  (ii) In the event of any Senior Debt Default, no amount shall be paid by the Corporation in respect to any Interest hereon, the Principal Amount hereof (whether at maturity or otherwise) or any other payment obligation hereunder, and the holder of this Note shall be entitled to receive any amount in respect of this Note [^] unless and until such Senior Debt Default shall have been cured or waived or shall have ceased to exist and any acceleration of Senior Debt occurring as a result thereof shall have been rescinded or annulled, or the Senior Debt to which such default relates all have been paid in full in cash.

                  (iii) In the event that notwithstanding the provisions of the preceding clause (ii) of this Section 4(b) the Corporation shall make any payment on account of the Subordinated Indebtedness at a time when payment is not permitted thereby, such payment shall be held by the holder of this Note in trust for the benefit of and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or the trustee under the indenture or other agreement pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with the terms of such Senior Indebtedness after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Section 4 or affecting the subordination effected hereby, the Corporation shall give the holder of this Note prompt written notice of any event which would prevent payments under Section 4 hereof.

            (c) SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF THE CORPORATION.

            Upon any distribution of assets of the Corporation upon dissolution, winding up, liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (i) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the Senior Indebtedness, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of this Note is entitled to receive any payment of any kind or character on account of the Subordinated Indebtedness;

                  (ii) any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, to which the holder of this Note would be entitled except for the provisions of this Section 4, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any such Senior Indebtedness may have been issued, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                  (iii) in the event that, notwithstanding the foregoing provisions of this Section 4, any payment or distribution of assets of the Corporation of any kind or character, whether in cash, property or securities, shall be received by the holder of this Note on account of Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

            Without in any way modifying the provisions of this Section 4 or affecting the subordination effected hereby, the Corporation shall give prompt written notice to the holder of this Note of any dissolution, winding up, liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

            (d) SUBROGATION. Subject to the prior payment in full in cash of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Corporation or by or on behalf of the holder of this Note by virtue of this Section 4 which otherwise would have been made to the holder of this Note shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holder of this Note, be deemed to be payment by the Corporation to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 4 are intended solely for the purpose of defining the relative rights of the holder of this Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

            (e) OBLIGATION OF THE CORPORATION UNCONDITIONAL. Nothing contained in this Section 4 or in this Note is intended to or shall impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is absolute and unconditional, to pay to the holder of this Note the Principal Amount and interest on this Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of this Note and creditors of the Corporation other than the holders of the Senior Indebtedness. Upon any distribution of assets of the Corporation referred to in this Section 4, the holder of this Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of this Note, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Section 4.

            (f) SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE CORPORATION OR THE HOLDERS OF SENIOR INDEBTEDNESS. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Corporation with the terms and provisions of this Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of this Note with respect hereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to thereof, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of this Note.

            (g) SENIOR INDEBTEDNESS. The term "Senior Indebtedness" shall mean all Obligations (as defined below) (i) of the Corporation under, or in respect of, the Credit Agreement (as amended, modified, supplemented, extended, restated, refinanced, replaced or refunded from time to time, the "CREDIT AGREEMENT"), dated as of August [ ], 2001, by and among the Corporation, SIRSI Delaware, the lenders from time to time party thereto (the "BANKS"), and Paribas, as Agent, and any and all renewals, extensions, restatements, refinancings (including successive refinancings) or refundings thereof and the other Credit Documents (as defined in the Credit Agreement), including the Holdings Guaranty (as defined in the Credit Agreement) and (ii) of the Corporation under, or, in respect of, any Interest Rate Protection Agreements (as defined in the Credit Agreement). As used herein, the term "OBLIGATION" shall mean any principal, interest, premium, penalties, fees, expenses, indemnities and other liabilities and obligations (including any guaranties of the foregoing liabilities and obligations) payable under the documentation governing any Senior Indebtedness (including interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding, whether or not such interest is an allowed claim against the debtor in any such proceeding).

            (h) PROOFS OF CLAIM. In the event of any bankruptcy, insolvency or liquidation proceeding with respect to the Corporation, Payee agrees that if it fails to file a proof of claim for its Subordinated Indebtedness prior to 10 Business Days before the expiration of the time to file any such proof of claim, Payee hereby irrevocably appoints the senior agent under the Credit Agreement its agent and attorney-in-fact (i) to make, file and present for and on behalf of the holders of the Subordinated Indebtedness such proofs of claims against the Corporation on account of the Subordinated Indebtedness and other motions or pleadings as the senior agent may deem expedient or proper and (ii) to vote such claims in such proceedings (in the name of the senior agent or the holders of the Subordinated Indebtedness as the senior agent may deem necessary or advisable) upon the failure of Payee to do so prior to 10 Business Days before the expiration of the time to vote any such claim; provided the senior agent shall have no obligation to make, file, present and/or vote any such proof of claim. In the event the senior agent votes any claim in accordance with its authority granted hereby, Payee shall not be entitled to change or withdraw such vote. Payee shall provide to Agent all information and documents necessary to present claims or seek enforcement as aforesaid. Payee agrees that it shall not take any action in any way so as to contest (i) the validity or the enforceability of the Credit Agreement, the Credit Documents, the Obligations or the liens and security interests to the extent granted to the Banks with respect to the Senior Indebtedness, (ii) the rights and duties of the Banks established in the Credit Agreement or any security documents with respect to such liens and security interests, or (iii) the validity or enforceability of this Note or any agreement or instrument to the extent evidencing or relating to the Senior Indebtedness and Payee agrees that it will not assert in any bankruptcy or insolvency proceeding any claim that the assets of the Payee shall be substantively consolidated with those of the Corporation or any similar claim which could have the effect of making the assets of the Payee available to satisfy the liabilities of the Corporation.

            (i) REINSTATEMENT. The obligations of the Payee under the provisions of this Note shall continue to be effective, or be reinstated, as the case may be, as to any payment in respect of any Senior Indebtedness that is rescinded or must otherwise be returned by the holder of such Senior Indebtedness upon the occurrence or as a result of any bankruptcy or judicial proceeding, all as though such payment had not been made.

      SECTION 5. USE OF PROCEEDS.

            The proceeds of the indebtedness evidenced by this Note shall be used by a subsidiary of the Corporation solely for the purpose of purchasing Shares tendered pursuant to its Offer to the shareholders of the Payee as provided for under the terms of the Merger Agreement.


                                     *******

      IN WITNESS WHEREOF, the Corporation has duly executed and delivered this Bridge Note as of the date first written above.



                                                     SIRSI HOLDINGS CORP.



                                                     By:
                                                        ------------------------
                                                        Name:
                                                        Title:









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